Exhibit 99.906-CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Jill T. McGruder, President of Touchstone Tax-Free Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	2/29/12	/s/ Jill T. McGruder
Jill T. McGruder, President
(principal executive officer)

I, Terrie Wiedenheft, Controller and Treasurer of Touchstone Tax-Free Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	2/29/12	/s/ Terrie Wiedenheft
Terrie Wiedenheft, Controller and Treasurer
(principal financial officer)